UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2007

NATIONAL HOME HEALTH CARE CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-12927	22-2981141
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

700 White Plains Road, Suite 275, Scarsdale, New York	10583
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 722-9000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

A.	Merger Agreement

On June 4, National Home Health Care Corp., a Delaware corporation (the “Company”), AG Home Health Acquisition Corp., a Delaware corporation (the “Acquisition Corp.”) and AG Home Health LLC, a Delaware limited liability company (the “Parent”), entered into Amendment No. 1 (the “Amendment”) to the previously announced Amended and Restated Agreement and Plan of Merger dated May 9, 2007, by and among the Company, Acquisition Corp., and the Parent (the “Merger Agreement”). The Amendment modifies the terms of the Merger Agreement in the following principal respects:

1. Increasing the merger consideration from twelve dollars and fifty cents ($12.50) per share in cash to twelve dollars and seventy five cents ($12.75) per share in cash for all the Company’s shareholders, other than Frederick Fialkow to whom a portion of the merger consideration is to be paid pursuant to a subordinated note;

2. Providing for the adjournment of the special meeting of shareholders for the approval and adoption of the Merger Agreement to a date no later than June 15, 2007;

3. Moving forward the outside termination date from October 15, 2007 to September 10, 2007;

4. Adding a provision whereby the Parent consents to an additional payment of $0.10 per share in cash to all of the Company’s shareholders, other than the executive officers and directors of the Company and members of their families, as settlement of the Delaware class action suit brought by Helaba Invest Kapitalanlagegesellschaft mbH, conditioned upon Parent’s approval of the form of Stipulation of Settlement to be signed in connection therewith, in which the Company will reserve its rights to object to any application to the court for attorney’s fees made by plaintiff’s counsel in the action, and conditioned upon additional discovery by plaintiff (collectively, the “Helaba Settlement”;

5. Amending the Employment Agreements dated November 28, 2006 between the Company and each of Steven Fialkow and Robert P. Heller, the result of which, among other things, is to reduce the total compensation payable to each under said agreements; and

6. Terminating the Consulting Agreement dated as of November 28, 2006 between the Company and Frederick H. Fialkow.

Completion of the transaction is currently expected to occur no later than September 10, 2007, subject to, among other things, the approval of the Company’s shareholders and the satisfaction (or waiver, where applicable) of the other closing conditions. The other closing conditions to the merger include, among other things, the absence of a material adverse effect, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and obtaining the approval of the New York State Department of Health. There can be no assurance that these conditions will be satisfied in a timely fashion or at all.

B.	Employment Agreements

(i) On June 4, 2007, Steven Fialkow and the Company amended (the “Fialkow Amendment”) the previously announced Employment Agreement dated as of November 28, 2006 between the parties (the “Fialkow Employment Agreement”). The Fialkow Amendment modifies the terms of the Fialkow Employment Agreement principally by reducing Mr. Fialkow’s salary from $525,000 per annum to $475,000 per annum; adding a condition that, in the event certain financial goals are not achieved with respect to certain investors’ internal rate of return, any payments owed to Mr. Fialkow due to a change in control shall be reduced by $75,000; correcting the change in control amount from $1,553,797.00 to $1,787,323.00 to reflect the change in control amount under Mr. Fialkow’s existing employment agreement with the Company; adding a provision whereby the parties agree to negotiate in good faith to equitably adjust the base year amount taking into account the increase in the Company’s EBITDA for the four fiscal quarters ending April 30, 2007 relative to the Company’s EBITDA for the four fiscal quarters ended immediately prior to November 28, 2006; and reducing by the first $250,000 monies payable to Mr. Fialkow pursuant to his profits interest under said agreement.

(ii) On June 4, 2007, Robert Heller and the Company amended (the “Heller Amendment”) the previously announced Employment Agreement dated as of November 28, 2006 between the parties (the “Heller Employment Agreement”). The Heller Amendment modifies the terms of the Heller Employment Agreement principally by reducing Mr. Heller’s salary from $255,000 per annum to $230,000 per annum; adding a condition that, in the event certain financial goals are not achieved with respect to certain investors’ internal rate of return, any payments owed to Mr. Heller due to a change in control shall be reduced by $75,000; correcting the change in control amount from $739,396.00 to $859,999.00 to reflect the change in control amount under Mr. Heller’s existing employment agreement with the Company; adding a provision whereby the parties agree to negotiate in good faith to equitably adjust the base year amount taking into account the increase in the Company’s EBITDA for the four fiscal quarters ending April 30, 2007 relative to the Company’s EBITDA for the four fiscal quarters ended immediately prior to November 28, 2006; and reducing by the first $50,000 monies payable to Mr. Heller pursuant to his profits interest under said agreement.

C.	Consulting Agreement

On June 4, 2007, Frederick Fialkow entered into a Termination Agreement with the Company (the “Termination Agreement”), whereby the parties terminated the previously announced Consulting Agreement dated as of November 28, 2006 (the “Consulting Agreement”).

D.	The Helaba Settlement

With respect to the Helaba Settlement, the court will hold a hearing to consider whether to certify the class and approve the settlement after the parties have entered into the Stipulation of Settlement. It is anticipated that it will take approximately 90 days for the appropriate notification procedures to occur and the Company’s shareholders will receive an additional notice relating to the settlement, if it is reached. No assurance can be made, however, that the Stipulation of Settlement will be approved by the plaintiffs or by the Parent, or that the certification of the class will occur or that the court will approve the settlement.

        The Merger Agreement is set forth as Exhibit 10.1 to that Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on May 10, 2007. The Fialkow Employment Agreement, Heller Employment Agreement and the Consulting Agreement are set forth as Exhibits 10.4, 10.5, and 10.6, respectively, to that Form 8-K filed by the Company with the SEC on December 4, 2006. The Merger Amendment, Fialkow Amendment, Heller Amendment, and the Termination Agreement are attached hereto as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively. Each of the Merger Agreement and Merger Amendment, Fialkow Employment Agreement and Fialkow Amendment, Heller Employment Agreement and Heller Amendment, and the Consulting Agreement and Termination Agreement, are incorporated herein by reference and the descriptions hereof are qualified in their entirety by reference to copies of such agreements. A press release was issued by the Company on June 4, 2007 and is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment No. 1 to Amended and Restated Agreement and Plan of Merger dated as of June 4, 2007 by and among National Home Health Care Corp., AG Home Health Acquisition Corp., and AG Home Health LLC.

10.2	Amendment No. 1 to Employment Agreement dated as of June 4, 2007 by and between National Home Health Care Corp. and Steven Fialkow.

10.3	Amendment No. 1 to Employment Agreement dated as of June 4, 2007 by and between National Home Health Care Corp. and Robert P. Heller.

10.4	Termination Agreement dated as of June 4, 2007 by and between National Home Health Care Corp. and Frederick H. Fialkow.

99.1	Press Release dated June 4, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2007	NATIONAL HOME HEALTH CARE CORP. /s/ Robert P. Heller Name: Robert P. Heller Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 to Amended and Restated Agreement and Plan of Merger dated as of June 4, 2007 by and among National Home Health Care Corp., AG Home Health Acquisition Corp., and AG Home Health LLC.

10.2	Amendment No. 1 to Employment Agreement dated as of June 4, 2007 by and between National Home Health Care Corp. and Steven Fialkow.

10.3	Amendment No. 1 to Employment Agreement dated as of June 4, 2007 by and between National Home Health Care Corp. and Robert P. Heller.

10.4	Termination Agreement dated as of June 4, 2007 by and between National Home Health Care Corp. and Frederick H. Fialkow.

99.1	Press Release dated June 4, 2007.